Exhibit 8.1

[Goodwin Procter LLP Letterhead]

March 6, 2026

BXP, Inc.

Boston Properties Limited Partnership

Prudential Center

800 Boylston Street, Suite 1900

Boston, MA 02199

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed as of the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “BXP Debt Securities”) of BXP, Inc., a Delaware corporation (the “Company”), (ii) the Company’s common stock, par value $0.01 per share (the “Common Stock”), (iii) the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) stock purchase contracts of the Company (the “Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, shares of Common Stock or Preferred Stock or Depositary Shares at a future date or dates, (vi) debt securities (the “OP Debt Securities”) of Boston Properties Limited Partnership, a Delaware limited partnership and the subsidiary through which the Company owns substantially all its properties and assets and conducts its business (the “Operating Partnership”), (vii) guarantees by the Operating Partnership of BXP Debt Securities (the “OP Guarantees”) and (viii) guarantees by the Company of OP Debt Securities (the “BXP Guarantees”). The BXP Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, OP Debt Securities, OP Guarantees and BXP Guarantees are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to BXP Debt Securities, OP Debt Securities, OP Guarantees, and BXP Guarantees) or in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants and Stock Purchase Contracts). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

This opinion letter relates to the Company’s qualification for federal income tax purposes as a real estate investment trust (a “REIT”) within the meaning of sections 856-860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the accuracy of the statements set forth under the heading “United States Federal Income Tax Considerations” contained in the Registration Statement.

BXP, Inc.

March 6, 2026

In rendering the following opinions, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company, each as amended, the Certificate of Limited Partnership of the Operating Partnership and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, each as amended, the Registration Statement, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. We have relied upon representations and covenants of duly appointed officers of the Company and the Operating Partnership (including without limitation, representations and covenants contained in a letter dated as of the date hereof (the “Officer’s Certificate”)), principally relating to the Company’s formation, organization, ownership, operations and other matters affecting the Company’s ability to qualify as a REIT. We assume that each such representation and covenant has been, is and will be true, correct and complete, that the Company and any subsidiaries have been, are and will be organized, owned and operated in accordance with the Officer’s Certificate, and that all representations and covenants that speak to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. To the extent that the Officer’s Certificate speaks to the intended or future organization, ownership or operations of the Company and its subsidiaries, we assume that the Company and its subsidiaries will in fact be organized, owned and operated in accordance with such stated intent. We assume that the Company will be operated in accordance with applicable non-tax laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the accuracy of all factual representations, warranties and other statements made by all parties. We have further assumed that during its short 1997 taxable year ending December 31, 1997 and during all subsequent taxable years, the Company and its subsidiaries have operated and will operate in such a manner that has made and will make the representations and covenants contained in the Officer’s Certificate true, correct and complete for all such taxable years. For purposes of our opinions, we have made no independent investigation or verification of the facts contained in the documents and assumptions set forth above, the representations and covenants set forth in the Officer’s Certificate or the Registration Statement.

The opinions set forth below are based upon the Code, the Treasury regulations and procedure and administration regulations promulgated thereunder and existing administrative and judicial interpretation thereof, in each case as currently exist (except and to the extent different and relevant for a prior taxable year or other period, in which case the opinions relating to that prior taxable year or other period shall be based on the foregoing authorities as in effect during such taxable year or other period) and all of which are subject to change, and the opinions below are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. No assurance can therefore be given

BXP, Inc.

March 6, 2026

that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations and covenants set forth in the Officer’s Certificate, we are of the opinion that:

(1) Commencing with the Company’s initial taxable year ended December 31, 1997 and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a REIT under the Code, and its method of operation has enabled and will enable it to meet the requirements for qualification as a REIT under the Code, and

(2) The statements in the Registration Statement under the caption “United States Federal Income Tax Considerations,” to the extent that such statements constitute matters of law or legal conclusions and relate to the taxation of the Company or the Operating Partnership or relate to the ownership and disposition of the Securities, have been reviewed by us and are correct in all material respects, as of the date hereof.

The ability of the Company to continue to meet the requirements for qualification and taxation as a REIT will be dependent upon the Company’s ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not verify compliance with all of those requirements, and it is possible that the Company’s actual results may not in fact satisfy such requirements.

The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the filings described herein other than those expressly set forth herein. You should recognize that our opinions are not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinions expressed herein are based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the transactions to be materially and adversely different from that described above. This opinion letter may be relied on solely by you in connection with the filing of the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitations our subsequent discovery of any facts that are inconsistent with the Officer’s Certificate).

BXP, Inc.

March 6, 2026

We hereby consent to the inclusion of this opinion letter as Exhibit 8.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP